Exhibit 10.1

AMENDMENT NUMBER 1 TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT NUMBER 1 TO SUBSCRIPTION AGREEMENT, dated as of October 11, 2010 (this “Amendment”), is entered into by and among China Oumei Real Estate Inc., a Cayman Islands company (the “Company”) and the subscribers identified on the signature page hereto (the “Majority Subscribers”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement (as defined below).

BACKGROUND

The Company and the Subscribers (including the Majority Subscribers) are parties to that certain Subscription Agreement, dated as of April 14, 2010 (the “Subscription Agreement”). The parties to this Amendment wish to amend certain provisions of the Subscription Agreement as set forth in this Amendment. Section 8.7 of the Subscription Agreement provides that no provision of Section VIII (Registration Rights) of the Subscription Agreement may be amended or waived, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Subscription Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS

SECTION 1.1. Amendment. Section 8.1 of the Subscription Agreement is hereby deleted and the following language is hereby inserted in its place:

8.1	Registration; Definitions.

No later than thirty (30) days following the Closing of the Offering (the “Filing Date”), the Company shall prepare and file with the Commission a registration statement covering the resale of all of the Ordinary Shares upon conversion of the outstanding shares of Preference Shares (the “Conversion Shares”) and the Warrant Shares (collectively, the “Registrable Securities”) on Form S-1 (or another appropriate form in accordance herewith) (the “Registration Statement”). Subject to the terms of this Agreement, the Company shall use its commercially best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in no event later than 180 days following the Closing of the Offering (the “Effective Date”), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

If a Registration Statement covering 100% of the Registrable Securities is not filed with the Commission on or prior to the Filing Date or declared effective on or prior to the Effective Date by the Commission (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs being referred to as “Event Date”), the Company shall reduce the initial exercise price of the Warrants issued to each Subscriber by $0.08 per calendar month, or portion thereof, until such time as such Registration Statement shall have been filed with the Commission or declared effective by the Commission, as the case may be. For the avoidance of doubt, in no event will the Company be obligated to reduce the initial exercise price of the Warrants issued to each Subscriber under this Agreement in excess of $0.80 in aggregate. The partial reduction of the initial exercise price of the Warrants pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a calendar month prior to the cure of an Event (except in the case of the first Event Date), and shall cease to accrue (unless earlier cured) upon the expiration of the Effectiveness Period.

The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a Holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act.

The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

SECTION 1.2. Full Force and Effect. For the avoidance of doubt, all other provisions of the Subscription Agreement shall remain in full force and effect.

ARTICLE II
MISCELLANEOUS

SECTION 2.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.2. Entire Agreement. This Amendment along with the Subscription Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 2.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA OUMEI REAL ESTATE INC.

By: /s/ Weiqing Zhang
Name: Weiqing Zhang
Title: Chief Executive Officer

MAJORITY SUBSCRIBERS:

ACCESS AMERICA FUND, LP

By: /s Christopher Efird
Name: Christopher Efird
Title: President

HUA-MEI 21ST CENTURY PARTNERS, LP

By: /s/ Peter Siris
Name: Peter Siris
Title: Managing Director

GUERRILLA PARTNERS, LP

By: /s/ Peter Siris
Name: Peter Siris
Title: Managing Director

TAYLOR INTERNATIONAL FUND, LTD.

By: /s/ Stephen Taylor
Name: Stephen Taylor
Title: Partner